EXHIBIT 10.49

FIRST AMENDMENT TO THE
FIRST AMENDED AND RESTATED
COLUMBIA STATE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
(By and Between Columbia State Bank and Andrew L. McDonald)

This First Amendment to the First Amended and Restated Columbia State Bank Supplemental Executive Retirement Plan Agreement (hereinafter “Amendment”), is hereby entered into this November 15, 2017 by and between Columbia State Bank (hereinafter “Bank” or “Employer”) and Andrew L. McDonald (hereinafter “Executive”). It is intended that this Amendment shall amend the First Amended and Restated Columbia State Bank Supplemental Executive Retirement Plan Agreement (“Agreement”), by and between the parties and with an effective date of February 27, 2015, as provided herein.

Furthermore, it is the intent of the parties that this Amendment shall be compliant with Internal Revenue Code Section 409A and the rules and regulations related thereto. Subject to the forgoing, the parties hereby agree as follows:

1.	Paragraph 2.3 entitled “Applicable Percentage” and appearing on pages 1-2 of the Agreement shall be deleted in its entirety and shall be replaced with the following:

2.3
Applicable Percentage. The term “Applicable Percentage” is the percentage of the Executive Benefit to which Executive may be entitled based on (a) the date on which the Executive Separates From Service or Terminates Employment with the Bank or (b) the circumstances described herein. The actual Executive Benefit to which Executive is entitled will be determined based on both the date of Separation From Service (or Disability) and the circumstances of such Separation From Service. While the following chart reflects the Applicable Percentage as of the specified date for the given year, it is the intent of the parties that a Separation From Service at any time during the calendar year shall result in a pro-rated increase in the Applicable Percentage using a methodology which is consistent with the reduction under Paragraph 2.12. Subject to the forgoing, the Applicable Percentage shall be determined as follows:

DATE OF SEPARATION FROM SERVICE	APPLICABLE PERCENTAGE
June 1, 2004 thru June 1, 2007	0%
June 2, 2007	15%
June 2, 2008	20%
June 2, 2009	25%
June 2, 2010	30%
June 2, 2011	35%
June 2, 2012	40%

June 2, 2013	45%
June 2, 2014	50%
June 2, 2015	55%
June 2, 2016	60%
June 2, 2017	65%
June 2, 2018	70%
June 2, 2019	75%
June 2, 2020	80%
June 2, 2021	85%
June 2, 2022	90%
June 2, 2023	95%
June 2, 2024 and Thereafter	100%

2.
Paragraph 4.2 entitled “Modifying Form of Benefit Payment/Single Life Annuity vs. Joint Life” and appearing on page 9 of the Agreement shall be deleted in its entirety and shall be replaced with the following:

4.2
Modifying Form of Benefit Payment/Single Life Annuity vs. Joint Life. Subject to Bank approval as to the form of annuity payment offered, and as provided in IRC 409A, Executive may change the form of an annuity payment (before any payment has been made) from one type of life annuity to another type of life annuity with the same scheduled date for the first annuity payment, and such change will not be considered a “change in the time and form of a payment” provided that the annuities are actuarially equivalent applying reasonable actuarial methods and assumptions.

The Distribution Election Form (as may be modified by the Bank from time to time) shall provide details and options regarding those joint and survivor annuity options that may be elected. Again, an annuity modification under this Paragraph 4.2 must be actuarially equivalent in value in accordance with IRC 409A, and the payment commencement date shall remain unchanged. Furthermore, any election to use an alternate annuity payment method must be made prior to the payment start date and, other than as addressed herein below, Executive shall not have the ability to modify the form of annuity elected once payments have begun. If, however, an approved joint and survivor annuity option is elected and Executive’s spouse pre-deceases Executive, then for all payments made to Executive after the death of Executive’s spouse, the amounts payable under this Agreement shall increase and be equal to the payment amounts Executive would have received under a single life annuity option. Executive shall not be able then to designate a new spouse and reinstate joint life annuity payments.

/ / / /

/ / / /

/ / / /

To the extent that any paragraph, term, or provision of the Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said Agreement.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of Columbia State Bank have signed this Amendment as of the written date.

EXECUTIVE

/s/ ANDREW MCDONALD      Date: November 15, 2017
Signature

COLUMBIA STATE BANK

By: /s/ DAVE LAWSON      Date: November 15, 2017
Dave Lawson
EVP/Chief Human Resources Officer

3